UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2006

CARVER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21487	13-3904147
(State or Other Jurisdiction of Incorporation )	(Commission File Number)	(IRS Employer Identification No.)

75 West 125th Street, New York, NY 10027-4512
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 876-4747

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1 THROUGH 5.01 AND 5.03 THROUGH 7.   NOT APPLICABLE.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) On September 25, 2006 Carver Bancorp, Inc. (the “Company”) issued a press release announcing the resignation of William C. Gray as Chief Financial Officer of the Company, effective with the Company's filing of its Form 10-Q by November 15, 2006, and as Senior Vice President of the Company, effective December 31, 2006.

(c) On September 25, 2006 the Company also announced the appointment of Roy Swan, currently Senior Vice President, Chief of Staff and Corporate Secretary, to the position of Executive Vice President and Chief Financial Officer, effective upon Mr. Gray’s resignation. Mr. Swan does not have an employment agreement with the Company.

Additional details regarding Mr. Gray’s resignation and Mr. Swan’s appointment are included in the press release attached as Exhibit 99.1 to this Report and incorporated by reference herein.

ITEM 8.01.                          OTHER EVENTS.

On September 25, 2006 the Company announced that it has received all required regulatory approvals to complete the previously announced strategic acquisition of Community Capital Bank. Additional details regarding the receipt of the required regulatory approvals are included in the press release attached as Exhibit 99.2 to this Report and incorporated by reference herein.

ITEM 9.01.                          FINANCIAL STATEMENTS AND EXHIBITS.

(a) - (b)   Not applicable.

(c)           Exhibits

The following Exhibits are filed as part of this report.

Exhibit 99.1 Press release dated September 25, 2006.

Exhibit 99.2 Press release dated September 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARVER BANCORP, INC.

By:	/s/ Deborah C. Wright
Chairman & Chief Executive Officer

Dated: September 27, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated September 25, 2006.

99.2	Press release dated September 25, 2006.